                                  EXHIBIT 23.1
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                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4/S-8 Registration Statement (No. 333-57339) pertaining to the 1995 Non-Employee Director Stock Option Plan and Outstanding Options of Mariner Health Group, Inc. assumed by Mariner Post-Acute Network, Inc. (formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) of our report dated December 10, 1997, with respect to the consolidated financial statements and schedule of Mariner Post-Acute Network, Inc. (formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP
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                                 Ernst & Young LLP

Houston, Texas
August 28, 1998